Exhibit 10.1

EXECUTION VERSION

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of [                  ], 2024 (this “Agreement”) and is between Sirius XM Holdings Inc., a Delaware corporation (the “Company”), and the undersigned [director/officer] of the Company (the “Indemnitee”).

Background

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of the Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Indemnification. To the fullest extent permitted by applicable law:

(a)            The Company shall indemnify the Indemnitee if the Indemnitee is made or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals, by reason of the fact that the Indemnitee is or was or has agreed to serve as a [director/officer] of the Company, or while serving as a [director/officer] of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by the Indemnitee in any such capacity.

(b)           Subject to Section 5, the indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding, including any appeals (collectively, “Losses”).

Section 2.               Advancement of Expenses. To the fullest extent permitted by applicable law, but subject to the terms of this Agreement and following notice pursuant to Section 3(a), expenses (including attorneys’ fees and expenses) incurred by the Indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any action, suit or proceeding described in Section 1(a) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, or in connection with any action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses pursuant to Section 3 (an “advancement of expenses”), within 30 days after receipt by the Company of a statement or statements from the Indemnitee requesting such advancement of expenses from time to time; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto. The Indemnitee hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that the Indemnitee is not entitled to be indemnified or entitled to advancement of expenses under this Agreement. No other form of undertaking shall be required of the Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by the Indemnitee for which indemnity is excluded pursuant to Section 5.

Section 3.               Procedure for Indemnification; Notification and Defense of Claim.

(a)            Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if any indemnification, advancement or other claim in respect thereof is to be sought from or made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company in writing of the commencement of any action, suit or proceeding, or of the Indemnitee’s request for indemnification, advancement or other claims shall not relieve the Company from any liability that it may have to the Indemnitee hereunder and shall not constitute a waiver or release by the Indemnitee of any rights hereunder or otherwise, except to the extent the Company is prejudiced in its defense of such action, suit or proceeding as a result of such failure. To submit a request for indemnification under Section 1, the Indemnitee shall submit to the Company a written request therefor; provided that any request for such indemnification may not be made until after a final adjudication of such action, suit or proceeding. Any notice by the Indemnitee under this Section 3 should include such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent the Indemnitee is entitled to indemnification.

(b)           With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this Section 3(b), be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any subsequently incurred fees of separate counsel engaged by the Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by the Indemnitee has been previously authorized in writing by the Company. Notwithstanding the foregoing, if the Indemnitee, based on the written advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is or is reasonably likely to be a conflict of interest or position between the Company and the Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of the Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c)            The determination whether to grant the Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a written request for indemnification in accordance with Section 3(a). If the determination of whether to grant the Indemnitee’s indemnification request shall not have been made within such 30-day period, the requisite determination of entitlement to indemnification shall, subject to Section 5, to the fullest extent not prohibited by law, nonetheless be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) an intentional misstatement by the Indemnitee of a material fact, or an intentional omission of a material fact necessary to make the Indemnitee’s statement not misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto.

(d)            In the event that (i) the Company determines in accordance with this Section 3 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a written request for indemnification as described above, (iii) payment of indemnification is not made within such 30-day period (as it may be extended), (iv) advancement of expenses is not timely made in accordance with Section 2 or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. The Indemnitee’s expenses (including attorneys’ fees and expenses) incurred in connection with successfully establishing the Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by applicable law.

(e)            The Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a written request therefor in accordance with Section 2 or Section 3, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence. For purposes of this Agreement, to the fullest extent permitted by applicable law, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to the Indemnitee by the officers, employees or committees of the Board of Directors of the Company (the “Board of Directors”), or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company, and the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to the Indemnitee in a manner that limits or otherwise adversely affects the Indemnitee’s rights hereunder.

(f)            Subject to Section 14, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including judgments, fines and amounts paid in settlement, and excise taxes or penalties relating to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) if and to the extent that the Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 4.              Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)            The term “action, suit or proceeding” shall be broadly construed and shall include the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, counterclaim, cross claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b)            The term “by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include any actual or alleged act or omission to act.

(c)            The term “expenses” shall be broadly construed and shall include all direct and indirect costs of any type or nature whatsoever (including all attorneys’ fees and expenses and related disbursements, appeal bonds, other out-of-pocket costs, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and reasonable compensation for time spent by the Indemnitee for which the Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(d)           The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 5.               Limitation on Indemnification. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)            Proceedings Initiated by the Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated voluntarily by the Indemnitee, except with respect to any compulsory counterclaim brought by the Indemnitee, unless (i) such indemnification is expressly required to be made by law, (ii) such action, suit or proceeding (or part thereof) was authorized by resolutions of the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iv) such action, suit or proceeding is brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement.

(b)           Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, unless the Indemnitee is successful in such action, suit or proceeding in establishing the Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by applicable law), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite the Indemnitee’s failure to establish his or her right to indemnification, the Indemnitee is entitled to indemnification for such expenses; provided that nothing in this Section 5(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to the Indemnitee in connection with any such action, suit or proceeding instituted by the Indemnitee to enforce or interpret this Agreement, as provided in Section 2.

(c)           Actions Based on Federal Statutes Regarding Profit Recovery, Return of Bonus Payments, and Reimbursement Under Clawback Policies. To indemnify the Indemnitee on account of (i) any suit in which judgment is rendered against the Indemnitee for disgorgement of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), or (iii) any reimbursement of the Company by the Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board of Directors or the compensation committee of the Board of Directors, including any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act (any such policy, a “Clawback Policy”). In furtherance of this Section 5(c), the Indemnitee hereby agrees to abide by the terms of any Clawback Policy, including by returning any compensation to the Company to the extent required by, and in a manner permitted by, such Clawback Policy, and hereby understands and agrees that the Indemnitee shall not be entitled to any (x) indemnification for any liability (including any amounts owed by the Indemnitee in a judgment or settlement of any proceeding relating to such Clawback Policy (a “Clawback Proceeding”)) or loss (including judgments, fines, taxes, penalties or amounts paid in settlement by or on behalf of the Indemnitee) incurred by the Indemnitee in connection with any Clawback Proceeding or (y) indemnification or advancement of expenses (including attorneys’ fees and expenses) from the Company and or any subsidiary of the Company incurred by the Indemnitee in connection with any Clawback Proceeding; provided that if the Indemnitee is successful on the merits in the defense of any claim asserted against the Indemnitee in a Clawback Proceeding, the Indemnitee shall be indemnified for the expenses (including attorneys’ fees and expenses) the Indemnitee reasonably incurred to defend such claim. The Indemnitee hereby knowingly, voluntarily and intentionally waives, and agrees not to assert any claim regarding, all indemnification, advancement of expenses and other rights to which the Indemnitee is now or becomes entitled to under this Agreement, the Company’s certificate of incorporation and bylaws, the governing documents of each subsidiary of the Company, and the General Corporation Law of the State of Delaware (the “DGCL”), in each case to the extent such waiver and agreement is necessary to give effect to the preceding sentence of this paragraph. The Indemnitee agrees and acknowledges that the compensation the Indemnitee has or will receive from the Company or any of its subsidiaries constitutes fair and adequate consideration in exchange for the waiver and agreement provided by the Indemnitee in this paragraph.

(d)           Fraud or Willful Misconduct. To indemnify the Indemnitee on account of conduct by the Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal, or the time within which an appeal must be filed has expired without such filing, to have been knowingly fraudulent or to constitute willful misconduct.

(e)            Prohibited by Law. To indemnify or advance expenses to the Indemnitee in any circumstance where such indemnification or advancement has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal, or the time within which an appeal must be filed has expired without such filing having been made, to be prohibited by law.

Section 6.              Certain Settlement Provisions. The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would attribute to the Indemnitee any admission of wrongdoing or liability or that would impose any fine or other obligation or restriction on the Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee will unreasonably withhold his, her or its consent to any proposed settlement.

Section 7.              Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee if the Indemnitee was or is made or is threatened to be made a party or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals, by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by the Indemnitee in any such capacity, from and against all Losses suffered by, or incurred by or on behalf of, the Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 8.              Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all Losses suffered by, or incurred by or on behalf of, the Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such actions, suit or proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s); provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 1(a), Section 5 or Section 7.

Section 9.              Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt. Notice to the Company shall be directed to Sirius XM Radio, 1221 Avenue of the Americas, 35th Floor, New York, New York 10020, attention: General Counsel. Notice to the Indemnitee shall be directed to [_____].

Section 10.            Nonexclusivity. The provisions for indemnification to or the advancement of expenses and costs to the Indemnitee under this Agreement shall not limit or restrict in any way the power of the Company to indemnify or advance expenses to the Indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses may be entitled under any law, the Company’s certificate of incorporation or bylaws, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in the Indemnitee’s capacity as an officer, director, employee or agent of the Company and as to action in any other capacity. The Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

Section 11.            Defenses. In (i) any action, suit or proceeding brought by the Indemnitee to enforce a right to indemnification hereunder (but not in an action, suit or proceeding brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any action, suit or proceeding brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking by the Indemnitee pursuant to Section 2, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in applicable law. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Company’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Company’s stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

Section 12.            No Construction as Employment Agreement. Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director or officer of the Company or in the employ of the Company or any other entity. The indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director, officer, employee or agent of the Company.

Section 13.            Jointly Indemnifiable Claims.

(a)            Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director and/or officer of the Company at the request of Indemnitee-related entities (as defined below), the Company acknowledges and agrees that the Company shall be secondarily responsible for payments to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims pursuant to and in accordance with the terms of this Agreement..

(b)           For purposes of this Section 14, the following terms shall have the following meanings:

(i)            The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom the Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii)            The term “jointly indemnifiable claims” shall be broadly construed and shall include any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Company and any Indemnitee-related entity pursuant to the DGCL, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or Indemnitee-related entities, as applicable.

Section 14.            Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide, in each instance, indemnification and advancement of expenses to the Indemnitee to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than applicable law permitted the Company to provide prior to such amendment). Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

Section 15.            Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 16.            Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. This Agreement may not be modified or terminated by the Company without the Indemnitee’s prior written consent. No amendment, alteration or interpretation of the Company’s certificate of incorporation or bylaws or any other agreement or arrangement shall limit or otherwise adversely affect the rights provided to the Indemnitee under this Agreement. A right to indemnification or to advancement of expenses arising under a provision of the Company’s certificate of incorporation or bylaws or this Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 17.            Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18.            Service of Process and Venue. The Company and the Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, CT Corporation as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of the Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 21.             Headings and Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, any reference to a “Section” or “paragraph” refers to a Section or paragraph, as the case may be, of this Agreement.

Section 22.            Electronic Signatures. This Agreement may be signed by electronic signature and electronic transmission, including via DocuSign or other similar method, and this method of signature is as conclusive of an intention to be bound by this Agreement as if signed by a party’s manuscript signature.

[Signature Page Follows]

This Agreement has been duly executed and delivered to be effective as of the date first written above.

SIRIUS XM HOLDINGS INC.

By:
Name:
Title:

INDEMNITEE

Name:

[Signature Page to Indemnification Agreement]

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